UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2014

GenVec, Inc.

(Exact name of registrant as specified in its charter)

Delaware (state or other jurisdiction of incorporation)	0-24469 (Commission File Number)	23-2705690 (I.R.S. Employer Identification No.)

910 Clopper Road Suite 220N Gaithersburg, Maryland	20878 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (240) 632-0740

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 – Registrant’s Business and Operations

Item 1.01       Entry into a Material Definitive Agreement.

On March 13, 2014, GenVec, Inc. (“GenVec”) entered into purchase agreements (the “Purchase Agreements”) with selected institutional investors (the “Purchasers”) pursuant to which GenVec agreed to sell 2,870,000 shares of its Common Stock (the “Shares”) to the Purchasers in a registered direct offering at a price of $3.15 per share (the “Offering”). The closing of the Offering occurred on March 18, 2014.

On March 13, 2014, GenVec entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (“Roth”) and H.C. Wainwright & Co., LLC (“H.C. Wainwright,” and together with Roth, the “Placement Agents”), pursuant to which Roth and H.C. Wainwright agreed to serve as placement agents for the Offering on a best efforts basis. Pursuant to the terms of the Placement Agency Agreement, GenVec agreed to pay the Placement Agents an aggregate fee equal to 6% of the gross proceeds received in the Offering. GenVec also agreed to reimburse the Placement Agents for reasonable out-of-pocket expenses incurred by them in connection with their engagement under the Placement Agency Agreement, not to exceed $50,000.

Net proceeds to GenVec from the Offering were approximately $8.3 million after deducting placement agency fees and estimated transaction expenses. GenVec intends to use the net proceeds from the Offering for operating costs, working capital and general corporate purposes.

The Shares were offered and sold pursuant to GenVec’s effective Registration Statement on Form S-3 (File No. 333-193511) and the related base prospectus included therein, as supplemented by the prospectus supplement dated March 13, 2014. The legal opinion of Hogan Lovells US LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing descriptions of terms and conditions of the Placement Agency Agreement and the Purchase Agreements do not purport to be complete and are qualified in their entirety by the full text of the Placement Agency Agreement and the form of Purchase Agreement, which are attached hereto as Exhibits 1.1 and 10.1, respectively, and incorporated herein by reference.

The Placement Agency Agreement and the Purchase Agreements contain representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Placement Agency Agreement and the Purchase Agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in GenVec’s filings with the Securities and Exchange Commission.

Section 9 – Financial Statements and Exhibits

Item 9.01       Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

1.1	Placement Agency Agreement, dated March 13, 2014, by and among GenVec and the Placement Agents named therein.

5.1	Opinion of Hogan Lovells US LLP.

10.1	Form of Purchase Agreement, dated as of March 13, 2014, by and between GenVec and the investors in the Offering.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, Inc.

By:	/s/ Douglas J. Swirsky
Douglas J. Swirsky
President, Chief Executive Officer and Chief Financial
Officer

Dated: March 18, 2014

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Placement Agency Agreement, dated March 13, 2014, by and among GenVec and the Placement Agents named therein.

5.1	Opinion of Hogan Lovells US LLP.

10.1	Form of Purchase Agreement, dated as of March 13, 2014, by and between GenVec and the investors in the Offering.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

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